                            Schedule 14A Information

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant      [X]
Filed by a Party other than
the Registrant               [_]
Check the appropriate box:
[X]  Preliminary Proxy Statement          [_] Confidential, for Use of the Com-
                                              mission Only (as permitted by Rule
                                              14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                          Willamette Industries, Inc.

                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________
     (5)  Total fee paid:

________________________________________________________________________________

[_]  Fee paid previously with preliminary materials.

________________________________________________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

________________________________________________________________________________
     (2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     (3)  Filing Party:

________________________________________________________________________________
     (4)   Date Filed:

________________________________________________________________________________

                                                                    News Release

                                              [Willamette Industries, Inc. logo]

FOR IMMEDIATE RELEASE

January 5, 2001

CONTACT:     Greg Hawley            Cathy Dunn              Paul Verbinnen/David Reno/
             EVP & CFO              VP Communications       Jim Barron
             Willamette Industries  Willamette Industries   Citigate Sard Verbinnen
             503-273-5640           503-273-5642            212-687-8080

        WILLAMETTE RESPONDS TO EXTENSION OF WEYERHAEUSER HOSTILE OFFER


      PORTLAND, ORE. - (NYSE:WLL) - Willamette Industries (NYSE:WLL) today responded to Weyerhaeuser Company's (NYSE:WY) extension of its hostile offer to purchase Willamette.

      Duane C. McDougall, CEO of Willamette Industries, said: "Weyerhaeuser's announcement and extension of their hostile offer does not change anything. As we've said all along, we are not for sale. The offer is clearly inadequate and not in the best interests of our shareholders. We are continuing to focus on profitably growing our business for the benefit of all Willamette shareholders. We encourage Weyerhaeuser to concentrate on running its own business and put an end to this distraction for the benefit of both companies."

      McDougall continued: "We wish to thank all Willamette employees for their hard work and dedication during this period and express our appreciation to the many Willamette shareholders who did not tender their shares. We encourage all Willamette shareholders not to tender their shares to Weyerhaeuser and, for those who have, to withdraw them."

      Willamette Industries is an integrated forest products company with 106 plants, located in the U.S., France, Ireland and Mexico. The company owns 1.7 million acres of forestland which has been third-party certified as meeting the Sustainable Forest Initiative(sm) standards of the American Forest and Paper Association. Willamette produces building materials, composite wood panels, fine paper, office paper products, corrugated packaging and grocery bags.

                                     # # #

          Investors are urged to read the proxy statement that will be filed by Willamette in connection with the 2001 annual meeting of shareholders when it becomes available, as well as any solicitation/recommendation statement that has been or may be filed by Willamette, because they contain important information. Each of these documents has been or will be filed with the SEC and investors may obtain a free copy of them at the SEC's Internet web site at www.sec.gov. These documents may also be obtained for free (when available) from Willamette by directing such request to: Willamette Industries, Inc., Attention: Investor Relations, 1300 S.W. Fifth Avenue, Suite 3800, Portland, Oregon 97201, telephone: (503) 227-5581, or MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or at (212) 929-5500 (collect) or by e-mail at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Willamette's shareholders is available in the Soliciting Materials on Schedule 14A filed by Willamette with the SEC on January 3, 2001.